SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March  31, 2005

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223	95-4398884
(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 3050
Los Angeles, CA 90067

 (Address of principal executive offices)

(310) 556-7676

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Lori, age 39, joined the Company as Senior Vice President, Corporate Controller and Chief Accounting Officer April 1, 2005.  From June 2002 to March 2005, he was an audit partner with KPMG LLP, an international accounting firm.  From September 1999 to June 2002, Mr. Lori was an audit partner with Arthur Andersen LLP.  He began his career at Arthur Andersen LLP in July of 1987.

As of January 19, 2005, Peter H. Lori entered into an employment agreement with the Company, effective for a term from April 1, 2005 through December 31, 2007.  Mr. Lori’s base salary under such agreement is $350,000.  The agreement also provides for a one-time signing bonus of $180,000 upon commencement of Mr. Lori’s employment and, upon approval of the Company’s compensation committee of the board of directors, a grant of 50,000 stock options.  The Company may, in its sole discretion, grant additional bonuses to Mr. Lori.

The employment agreement for Mr. Lori may be terminated for cause, upon death or disability or without cause.  If terminated without cause, Mr. Lori will, subject to certain conditions regarding confidentiality, trade secrets and competitive activities, be entitled to receive his base salary for the remainder of his employment agreement.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION COMMUNICATIONS INC.

Date: April 6, 2005	By:	/s/ C. Douglas Kranwinkle
Name: C. Douglas Kranwinkle
Title: Executive Vice President